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Exhibit 4

0 1 2 1 2 7
COMMON STOCK
	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE		PAR VALUE $.01
NUMBER C 2000				SHARES
	THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR BOSTON, MA		CUSIP 018581 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS
Alliance Data Systems Corporation
THIS CERTIFIES THAT

IS THE OWNER OF
FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

Alliance Data Systems Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Certificate of Incorporation of the Corporation, as now or hereafter amended, to all of which the holder hereof by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
	Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.			[SEAL]
	DATED		COUNTERSIGNED AND REGISTERED: EquiServe Trust Company, N.A.
TRANSFER AGENT AND REGISTRAR
	/s/ J. Michael Parks	/s/ Alan M. Utay	BY: /s/ [ILLEGIBLE]
	CHIEF EXECUTIVE OFFICER AND PRESIDENT	SECRETARY	AUTHORIZED SIGNATURE	American Bank Note Company

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  Exhibit 4